UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 9, 2005

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

500-108th Avenue NE, Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(425) 453-9400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]		Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On February 9, 2005, Esterline Technologies Corporation ("Esterline") appointed Richard Wood as Group Vice President. Prior to this appointment, Mr. Wood, 52, was the President of Esterline's Sensors Group, which is included in the Sensors & Systems business segment, since July 2003. From March 2000 to July 2003, he served as Managing Director (Chief Executive Officer) of Weston Aerospace, a manufacturer of high-end sensors for large thrust jet engines acquired by Esterline in June 2003. Mr. Wood has a B.S. degree in Engineering Science from the University of Durham in England and is a Fellow of the Royal Aeronautical Society.

      Pursuant to the terms of an offer letter, Mr. Wood will receive a base salary of $265,000, which is subject to adjustment at the discretion of Esterline's board of directors. Mr. Wood will also receive an option grant for 25,000 shares of Esterline common stock under Esterline's 2004 Equity Incentive Plan. Mr. Wood will be entitled to participate in Esterline's Annual Incentive Compensation Plan for the full fiscal year 2005 at a target award amount of 35% of base salary and in Esterline's Long Term Incentive Plan for the full fiscal year 2005 on terms to be determined by the Compensation Committee. Mr. Wood will also be entitled to participate in Esterline's retirement, health care and other benefit plans and to receive a car allowance of up to approximately $8,400 annually, a cost of living stipend of $18,000 payable over two years, relocation consulting services and the reimbursement for certain potential income tax liabilities and for certain moving, temporary living and tax and immigration consulting services expenses.

      In connection with Mr. Wood's new position, Esterline will enter into a severance protection agreement that will provide that Mr. Wood will receive his base salary for a period of one year following termination of his employment as an executive officer of Esterline. In addition, Esterline and Mr. Wood will enter into a change in control agreement that will provide if Mr. Wood is terminated "Without Cause" or if he resigns for "Good Reason" (as such terms are defined in the change in control agreement) within two years of a change in control of Esterline, Mr. Wood is entitled to receive lump sum payments equal to three times the average compensation received during the prior two years, payment of certain legal fees and expenses associated with the termination and insurance benefits for the remainder of the initial two-year period following the change in control or until Mr. Wood accepts other full-time employment. Except for the payments described above, Mr. Wood, like all other executive officers of Esterline, will serve at the pleasure of the board of directors.

      Mr. Wood will report to Larry Kring, who was promoted to Senior Group Vice President. In addition, Steven Barton no longer serves as Group Vice President of Esterline and is now the President and Chief Executive Officer of Kirkhill-TA Co., a wholly owned subsidiary of Esterline, and the president of the Engineered Materials Group, which comprises operating subsidiaries included in Esterline's Advanced Materials business segment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: February 11, 2005	By:	/s/ Robert D. George

		Name:	Robert D. George
		Title:	Vice President, Chief Financial Officer,
Secretary and Treasurer

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